EXHIBIT 10.9
Revenue
Stamp
March 16, 2005
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 3,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be March 16, 2005.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
3,000,000	February 28, 2007	March 16, 2005	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	16-Mar-05	-	-	-				3.00%	3,000,000
1	31-May-05	168,986	150,000	18,986	3,000,000	16-Mar-05	31-May-05	3.00%	2,850,000
2	30-Jun-05	157,027	150,000	7,027	2,850,000	31-May-05	30-Jun-05	3.00%	2,700,000
3	1-Aug-05	157,101	150,000	7,101	2,700,000	30-Jun-05	1-Aug-05	3.00%	2,550,000
4	31-Aug-05	156,287	150,000	6,287	2,550,000	1-Aug-05	31-Aug-05	3.00%	2,400,000
5	30-Sep-05	155,917	150,000	5,917	2,400,000	31-Aug-05	30-Sep-05	3.00%	2,250,000
6	31-Oct-05	155,732	150,000	5,732	2,250,000	30-Sep-05	31-Oct-05	3.00%	2,100,000
7	30-Nov-05	155,178	150,000	5,178	2,100,000	31-Oct-05	30-Nov-05	3.00%	1,950,000
8	4-Jan-06	155,609	150,000	5,609	1,950,000	30-Nov-05	4-Jan-06	3.00%	1,800,000
9	31-Jan-06	153,994	150,000	3,994	1,800,000	4-Jan-06	31-Jan-06	3.00%	1,650,000
10	28-Feb-06	153,797	150,000	3,797	1,650,000	31-Jan-06	28-Feb-06	3.00%	1,500,000
11	31-Mar-06	153,821	150,000	3,821	1,500,000	28-Feb-06	31-Mar-06	3.00%	1,350,000
12	1-May-06	153,439	150,000	3,439	1,350,000	31-Mar-06	1-May-06	3.00%	1,200,000
13	30-Jun-06	155,917	150,000	5,917	1,200,000	1-May-06	30-Jun-06	3.00%	1,050,000
14	31-Jul-06	152,675	150,000	2,675	1,050,000	30-Jun-06	31-Jul-06	3.00%	900,000
15	31-Aug-06	152,293	150,000	2,293	900,000	31-Jul-06	31-Aug-06	3.00%	750,000
16	2-Oct-06	151,972	150,000	1,972	750,000	31-Aug-06	2-Oct-06	3.00%	600,000
17	31-Oct-06	151,430	150,000	1,430	600,000	2-Oct-06	31-Oct-06	3.00%	450,000
18	30-Nov-06	151,109	150,000	1,109	450,000	31-Oct-06	30-Nov-06	3.00%	300,000
19	4-Jan-07	150,863	150,000	863	300,000	30-Nov-06	4-Jan-07	3.00%	150,000
20	28-Feb-07	150,678	150,000	678	150,000	4-Jan-07	28-Feb-07	3.00%	-